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                                                                  Exhibit 2.1
                                                                  EXECUTION COPY






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                           STOCK ACQUISITION AGREEMENT

                                  By and Among

                                   SPSS INC.,

                              VENTO SOFTWARE, INC.

                                       and

                   DAVID BLYER, JOHN GOMEZ and JOHN PAPPAJOHN


                          Dated as of November 29, 1999




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                           STOCK ACQUISITION AGREEMENT


         THIS STOCK ACQUISITION AGREEMENT is entered into and dated as of November 29, 1999, (the "Agreement"), by and among SPSS INC., a Delaware corporation, or its designee ("SPSS"), and VENTO SOFTWARE, INC., a Florida corporation ("Vento"), DAVID BLYER, an individual having an address at 3610 32 Avenue, Hollywood, FL 33021, JOHN GOMEZ, an individual having an address at 1726 Espanola Drive, Miami, FL 33133 and JOHN PAPPAJOHN, an individual having an address at 2116 Financial Center, Des Moines, IA 50309 (David Blyer, John Gomez and John Pappajohn are hereinafter individually referred to as a "Shareholder" and collectively referred to as the "Shareholders").


                              W I T N E S S E T H:

         WHEREAS, Vento is engaged in the business of developing certain software products and rendering related consulting services;

         WHEREAS, the respective Boards of Directors of each of Vento and SPSS have determined that it is advisable and for the benefit of their corporations and their respective shareholders that Vento be acquired by SPSS by means of the acquisition from the Shareholders by SPSS of all of the outstanding capital shares of Vento, $1.00 par value per share (the "Shares"), in exchange for shares of common stock $.01 par value per share of SPSS (the "Common Stock"), pursuant to the terms and conditions set forth herein (the "Acquisition");

         WHEREAS, the Shareholders own of record and beneficially all of the issued and outstanding Shares;

         WHEREAS, for federal income tax purposes, it is intended that this transaction qualify as a tax-free reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for accounting purposes, it is intended that this transaction be accounted for as a "pooling of interests".

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:



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                                    ARTICLE I

                           TERMS OF PURCHASE AND SALE

         1.1 Purchase and Sale of the Shares. Subject to the terms and conditions contained in this Agreement, on the Closing Date (as hereinafter defined), the Shareholders shall sell, assign, transfer and deliver the Shares to SPSS, and SPSS shall purchase the Shares from the Shareholders, for an aggregate purchase price consisting of the items set forth in Section 1.3 hereof (the "Purchase Price") payable pursuant to the terms provided in Section 1.3 hereof.

         1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Ross & Hardies, Chicago, Illinois, at 9:00 a.m., Central Daylight Time, on or before November 30, 1999 or such other place or time as the parties may mutually agree (the "Closing Date").

         1.3 Payment of Purchase Price. Upon satisfaction of all the terms and conditions set forth in Article XI, Article XII and Article XIII hereof, on the Closing Date SPSS shall deliver the Purchase Price consisting of 546,060 shares of SPSS Common Stock (hereinafter referred to as the "Total Shares" or the "Acquisition Stock") to be paid as follows (a) the Shareholders shall receive an aggregate of 90% of the Total Shares to be allocated among the Shareholders as set forth in Schedule 1.3 hereof, and (b) 10% of the Total Shares (the "Escrowed Shares") shall be held in escrow in accordance with Article III hereof and the Stock Pledge and Escrow Agreement referred to therein. Only whole shares of SPSS Common Stock will be issued in connection with this Agreement. In lieu of fractional shares, each Shareholder otherwise entitled to a fractional share of SPSS Common Stock will be paid in cash an amount equal to the amount of such fraction multiplied by the closing price of SPSS Common Stock three trading days prior to the Closing Date.

         1.4 Tax and Accounting. The parties hereto shall each use their commercially reasonable, good faith efforts to cause the transactions contemplated hereunder to be treated as (i) a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code, and (ii) to qualify for accounting treatment as a pooling of interests.


                                   ARTICLE II

                              INTENTIONALLY OMITTED








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                                   ARTICLE III

                                     ESCROW

         3.1 Escrow. At Closing, SPSS shall cause to be issued, in the name of each Shareholder newly issued shares of SPSS Common Stock in accordance with the provisions of Schedule 1.3. The Escrow Agent (as defined in the Stock Pledge and Escrow Agreement to be entered into between the parties hereto, a copy of which is attached hereto as Exhibit A (the "Escrow Agreement")) will hold in escrow for the Shareholders' account, in the respective amounts set forth on Schedule 1.3, the Escrowed Shares, together with stock powers duly executed in blank attached, in good form for delivery. The Escrow Agent will hold the Escrowed Shares subject to the terms and conditions of Section 3.2 of this Agreement and the terms and conditions of the Escrow Agreement.

         3.2 Escrowed Shares. Upon the Closing Date, the Shareholders shall pledge and grant a first priority security interest in the Escrowed Shares to SPSS as collateral to satisfy each respective Shareholder's pro rata liability for any post-Closing claims for indemnity under this Agreement, and will enter into the Escrow Agreement. The number of Escrowed Shares, if any, remaining after any retention made in accordance with this Agreement and the Escrow Agreement will be delivered to the Shareholders in amounts proportionate to each Shareholder's respective interest in the Escrowed Shares, promptly after delivery to SPSS of SPSS's year-end audited financial statements for its fiscal year ending December 31, 1999, by SPSS's outside auditors (the "Audit Release Date"), except for the number of such Escrowed Shares then subject to a bona fide dispute over which party is entitled to such Escrowed Shares, which shares will continue to be held by the Escrow Agent or otherwise in accordance with the terms of the Escrow Agreement.

                                   ARTICLE IV

                               SECURITIES MATTERS

         4.1  Registration of SPSS Common Stock.

              (a) SPSS shall prepare and file with the SEC as soon as practicable (but in no event later than 90 days after the Closing) a registration statement on Form S-3 (together with all amendments and supplements to any such registration statement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, the "Registration Statement") under the Securities Act of 1933, and the rules and regulations promulgated thereunder (the "1933 Act" or the "Act"), for the registration (the "Registration") of the secondary offering of the Total Shares for the account of the Shareholders. The contents of the Registration Statement shall be subject to review and approval of the Shareholders prior to any filing thereof with the SEC, provided, however, that the aforesaid 90 day period shall be increased for such time as may be reasonably necessary to accommodate any such review by the Shareholders which is not complete within 10 days of the Shareholders' receipt of the Registration Statement for review. Failure of the Shareholders to notify SPSS of their approval or

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disapproval of the Registration Statement within 10 days of receipt thereof for review shall be deemed approval. SPSS expects to have published financial results, covering at least thirty (30) days of the combined operations of SPSS and Vento following the Acquisition, not later than March 30, 2000. SPSS shall use all reasonable efforts to have the Registration declared effective by the SEC promptly after audited financial results covering at least thirty (30) days of the combined operations of SPSS and Vento following the Acquisition have been publicly released by SPSS. Simultaneously with the filing of the Registration Statement, SPSS will request acceleration of the Effective Date of the Registration Statement to the earliest practicable date in accordance with Rule 461 promulgated under the Securities Act of 1933. SPSS shall take such steps as are reasonably required to register such SPSS Common Stock for sale on a delayed or continuous basis under Rule 415 of the 1933 Act and, provided that Form S-3 shall be available to SPSS for the Registration, to keep such Registration Statement continuously effective, current and available for use by the Shareholders for a period of twenty-four (24) months following the date of effectiveness, or such shorter period that will terminate when all of the Total Shares have been sold by the Shareholders (the "Trading Period"). While the Registration Statement on Form S-3 remains in effect, SPSS may at any time deliver to the Shareholders written notice to the effect that sales may not be effected under the Registration Statement for a period of time (the "Blackout Period") because of the existence of material facts not disclosed or incorporated by reference in such Registration Statement and in the then-current prospectus included therein; upon receipt of any such notice, the Shareholders shall refrain from selling any shares of SPSS Common Stock under such Registration Statement until they have received notice from SPSS to the effect that such sales may then be effected. In no event shall the Blackout Period be greater than any similar period of time during which SPSS restricts any of its employees from effecting sales in SPSS Common Stock because of the existence of material facts not disclosed or incorporated by reference in any then-effective registration statement and in the then-current prospectus included therein or otherwise not publicly disclosed. SPSS shall promptly update such Registration Statement and the prospectus included therein in order to permit the shares of SPSS Common Stock to be sold, and the Trading Period shall automatically be extended by the aggregate number of days during which the Shareholders were instructed to refrain from selling shares of SPSS Common Stock during all Blackout Periods.

              (b) The Shareholders shall cooperate with SPSS in connection with the Registration and shall provide such information and execute such documents as SPSS shall reasonably request in connection with the Registration. The Shareholders shall, to the extent required by Horkey & Associates PA ("Horkey"), give their approval to Horkey's consent to the inclusion in the Registration Statement of Horkey's report, and to that entity's assistance in preparing reconciliations in accordance with generally accepted accounting principles, as necessary.

              (c) SPSS shall not grant to any holder of shares of SPSS Common Stock registration rights which interfere with the rights of the Shareholders and the obligations of SPSS under this Article IV.

         4.2 Sales of SPSS Common Stock by the Shareholders. If at any time prior to the effectiveness of the Registration Statement any Shareholder elects to sell all or any portion of the

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Total Shares, such Shareholder shall conduct such sales only through registered securities brokers ("Brokers"). The immediately preceding sentence shall not apply, however, to any gifts or transfers by Shareholders of any portion of the Total Shares to their respective family members or into trusts for the benefit of the respective Shareholders, their respective family members or otherwise for estate planning purposes generally, nor with respect to any sale or transfer of any or all of the Total Shares to a third party making a cash, tender, or exchange offer in compliance with Regulations 14D and E under the Securities Exchange Act of 1934, as amended (the "Exchange Act" or the "1934 Act") following the filing with the SEC, in compliance with the Exchange Act, by SPSS of a Recommendation Statement on Schedule 14D-9 pursuant to which SPSS affirmatively recommends to the SPSS shareholders the acceptance of such cash, tender or exchange offer.

         4.3 Registration Expenses. SPSS shall be responsible for and shall pay all fees, costs and expenses incurred by it relating to the Registration, including without limitation, all SEC and securities exchange, NASDAQ registration and filing fees, and all fees and expenses of compliance by SPSS with the federal securities laws or any applicable state blue sky laws, but not including (i) any fees and expenses of Shareholders' counsel or otherwise incurred by the Shareholders, and (ii) underwriters' fees or expenses, broker's costs, commissions and other similar disposition costs associated with the SPSS Common Stock owned by any Shareholder.

         4.4 Restricted Stock. Vento has advised the Shareholders, and the Shareholders understand and agree, as follows:

              (a) That the Total Shares are not currently subject to a registration statement under the Act, and are issued pursuant to exemptions from registration under the Act which exemptions depend, among other things, on the bona fide nature of their investment intent.

              (b) That they shall not transfer the Total Shares except in compliance with the provisions of the Act. Any proposed transferee of any of the Total Shares shall agree to take and hold such securities upon the conditions set forth in Section 4.4(c) hereof.

              (c) Until such time as the Total Shares may be sold under Rule 144(k), each certificate representing any of such Total Shares shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION THEREFROM OR IN CONTRAVENTION OF THE AGREEMENT COVERING THE


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              PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER.
              COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS
              PRINCIPAL OFFICE.

When the Total Shares may be sold under the circumstances described in Rule 144(k) (or any successor rule or regulation), SPSS will, upon request of any of the Shareholders, cause SPSS's transfer agent to exchange the share certificates legended as set forth above for unlegended share certificates.

              (d) Unless a registration statement under the Act covering transactions in the SPSS Common Stock to be received by the Shareholders pursuant to this Agreement has been declared effective by the SEC and such registration statement remains effective at the time of transfer, each holder of shares of SPSS Common Stock to be received by the Shareholders pursuant to this Agreement shall comply in all respects with the provisions of this Section 4.4. Prior to any proposed transfer of any such securities, the holder thereof shall give written notice to SPSS of such holder's intention to effect such transfer and shall comply with the requirements set forth in the balance of this section. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail, and shall be accompanied by (i) a written opinion of legal counsel who shall be reasonably satisfactory to SPSS, addressed to SPSS, and reasonably satisfactory in form and substance to SPSS's counsel, to the effect that the proposed transfer of such securities may be effected without registration under the 1933 Act, (ii) a "no action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) such other showing satisfactory to SPSS and its counsel that the proposed transfer of such securities may be effected without registration under the 1933 Act, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to SPSS.

         4.5 Indemnification. In the event any SPSS Common Stock held by a Shareholder is included in a registration statement under this Article IV:

              (a) SPSS will indemnify and hold harmless such Shareholder, any underwriter (as defined in the Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by SPSS of the Act, the 1934 Act,



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any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and SPSS will pay to each such Shareholder, underwriter or controlling person, any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SPSS, which consent shall not be unreasonably withheld or delayed, nor shall SPSS be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Shareholder or any controlling person of such Shareholder expressly for use in connection with such registration.

              (b) Such Shareholder will indemnify and hold harmless SPSS, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls SPSS within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration, and such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld or delayed; provided, that, in no event shall any indemnity under this subsection 4.5(b) exceed the lesser of that Shareholder's pro rata share of the Cap (hereinafter defined) or the gross proceeds from the offering of the shares of SPSS Common Stock received by such Shareholder.

              (c) Promptly after receipt by an indemnified party under this
Section 4.5 of notice of any claim, demand or the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.5, deliver to the indemnifying party a written notice of the claim, demand or action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to a conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver


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written notice to the indemnifying party within a reasonable time of receipt by the indemnified party of notice of such claim, demand or commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 4.5.

              (d) If the indemnification provided for in this Section 4.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to Section 14.2(f), contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any fees, charges or expenses (including fees, disbursements and other charges of legal counsel) reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         4.6 Additional Obligations of SPSS. With respect to any registration hereunder, SPSS shall:

              (a) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of shares of SPSS Common Stock owned by them;

              (b) use reasonable efforts to qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement;

              (c) notify NASDAQ of the issuance of the shares of SPSS Common Stock covered by such registration statement; and

              (d) notify each Shareholder of shares of SPSS Common Stock under such registration statement as promptly as possible, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which SPSS has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes


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an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         4.7 Reports Under the Exchange Act. With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of SPSS to the public without registration, SPSS agrees to use its reasonable efforts to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

              (b) file with the SEC in a timely manner all reports and other documents required of SPSS under the Act and the Exchange Act; and

              (c) furnish to any Shareholder forthwith upon request a written statement by SPSS that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of SPSS, and such other reports and documents so filed by SPSS as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC permitting the selling of any securities of SPSS held by it without registration.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF VENTO
                              AND THE SHAREHOLDERS

         Vento, David Blyer and John Gomez, jointly and severally, and John Pappajohn, severally (and not jointly), represent and warrant to SPSS as follows:

         5.1 Organization and Qualification. (a) Vento is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, to own or lease the properties and other assets which it presently owns or leases and to carry on its business as presently conducted.

              (b) The copy of the Articles of Incorporation, and all amendments thereto, of Vento, as certified by the Secretary of State of the State of Florida, and of the By-laws, as amended to date, of Vento, as certified by its Secretary, being delivered herewith to SPSS, are true, complete and correct copies as amended and presently in effect. All minutes and consents of the shareholders and directors of Vento are contained in the minute book of Vento and said minute book has been furnished to SPSS for examination at a reasonable time prior to the Closing. No minutes or consents



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have been included in such minute books since such examination by SPSS which have not heretofore been furnished to SPSS and no corporate action not reflected in said minute books has been taken.

              (c) Except as set forth in that certain letter dated as of the date of this Agreement from Vento to SPSS (the "Letter"), Vento is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in every domestic and foreign jurisdiction in which Vento is required to be so licensed or qualified, except where the failure to be so qualified or licensed would not have a materially adverse effect on the business of Vento.

         5.2 Authority. Vento and the Shareholders, as appropriate, have full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action on the part of each of the Vento Shareholders and the Board of Directors of Vento and no other proceedings (corporate or otherwise) on the part of any of the Vento Shareholders or Vento are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the other agreements contemplated by this Agreement have been duly and validly executed and delivered by each of the Vento Shareholders and Vento and constitute legal, valid and binding agreements of Vento and the Vento Shareholders, except to the extent that public policy may limit the enforceability of Section 4.5.

         5.3 Capitalization. The entire authorized capital stock of Vento and the number of Shares thereof which are issued and outstanding are as follows:

================================================================================

       NUMBER OF                                                   NUMBER
   AUTHORIZED SHARES                                             ISSUED AND
       OF VENTO                      CLASS                       OUTSTANDING
--------------------------------------------------------------------------------
         1,000                       Common                         1,000
================================================================================

All of the issued and outstanding Shares of Vento's capital stock are owned of record and beneficially by the Shareholders in the respective amounts set forth in Schedule 5.3 hereto. The Shares are subject to no restrictions on transferability other than restrictions imposed by the 1933 Act, and applicable state securities laws. All of the outstanding Shares of capital stock of Vento are duly authorized and validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive rights. There are no Shares of capital stock in treasury, and there are no Shares reserved for issuance. There are no outstanding options, warrants, conversion or other rights to acquire from any of the Shareholders or Vento, or any plans, contracts or commitments providing for the issuance of, or the granting of, rights by any of the Shareholders or Vento to acquire: (i) any capital stock of Vento (whether issued or unissued) or (ii) any securities convertible into or exchangeable for any capital stock of Vento. There are no agreements or understandings with respect to the voting, holding or selling of any Shares of capital stock of Vento, or any contractual obligations of Vento or


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any of its Shareholders with respect to Vento's capital stock. There are no voting trusts or proxies currently in effect with respect to the Shares. No person has any right to require Vento to register any of its securities under the 1933 Act.

         5.4 Title to Shares. Subject to Article IX of Vento's Articles of Incorporation, the Shareholders own and have good and marketable title to the Shares, free and clear of any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind. On the Closing Date, SPSS will acquire good and marketable title to the Shares free and clear as aforesaid excepting, however, any of the foregoing set forth in Article IX of Vento's Articles of Incorporation. The Shares represent the only equity interest of the Shareholders in Vento.

         5.5 Consents and Approvals. Except as set forth in Schedule 5.5 hereto, there is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for Vento and the Shareholders to consummate the transactions contemplated hereby and fully perform their respective obligations hereunder.

         5.6 Absence of Conflicts. The execution, delivery and performance by Vento and the Shareholders of this Agreement and the consummation by Vento and the Shareholders of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which either Vento or the Shareholders is or was subject, (ii) violate any order, judgment or decree which is or was applicable to either Vento or the Shareholders; (iii) conflict with or result in a breach or default under any term or condition of the Articles of Incorporation or Bylaws of Vento, or any agreement or other instrument to which either Vento or the Shareholders are, or any of them is, a party or by which either of them is bound, or (iv) cause, or give any person grounds to cause, the maturity of any debt, liability or obligation of Vento to be accelerated or increase any such liability or obligation.

         5.7 Financial Statements: Accounts Receivable. Vento has previously delivered to SPSS true and correct copies of the audited balance sheets of Vento as of May 31, 1999 and the related statements of income, statements of retained earnings and statements of changes in financial position for the periods ending on May 31, 1999, and the unaudited balance sheet of Vento at October 31, 1999 and related statement of income for the period June 1, 1999 through October 31, 1999 (collectively, the "Financial Statements"). Except as disclosed on Schedule 5.7, the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, are correct and complete and are in accordance with the books and records of Vento,
(ii) present fairly in all material respects the financial position and condition of Vento and the related results of operations as at the dates and for the periods then ended and (iii) contain no material misstatements or omissions which under generally accepted accounting principles would be required to be disclosed for financial statement purposes.

         Subject to applicable reserves for bad debts shown on Vento's latest balance sheets included in the Financial Statements, as such reserves are adjusted from the date thereof in the ordinary course of business, all accounts and notes receivable reflected on the balance sheets are, and all accounts and notes receivable subsequently accruing to the Closing Date will be, (a) valid, genuine and subsisting, (b) subject to no known defenses, setoffs or counterclaims and (c) current and collectible.

         5.8 Absence of Undisclosed Liabilities. Except as and to the extent reserved for in the Financial Statements or as set forth in Schedule 5.8 hereto, Vento has no liabilities or obligations, whether accrued, absolute or contingent, determined or undetermined, known or unknown or whether due or to become due (including, without limitation, obligations as guarantor) other than those in the ordinary course of business since October 31, 1999, which have not yet been accrued or booked. Except as set forth on Schedule 5.8, there is no basis for the assertion of any claim or liability relating to the businesses of Vento, and Vento is not aware of any occurrence or fact that has or might have an adverse effect on the businesses of Vento. Except as disclosed in Schedule 5.8, as of the date of this Agreement, Vento has no outstanding debt to any bank or other lender.

         5.9  Absence of Certain Changes or Events. Except as set forth on
Schedule 5.9 hereto, since October 31, 1999, there has not been (a) any material damage, destruction or casualty loss to the properties or assets of Vento (whether covered by insurance or not) outside the ordinary course of business;
(b) any material adverse change in the business, assets, properties, operations, prospects or financial condition of Vento, or any fact or condition which could cause such a change, other than any change, fact or condition related solely to the transactions contemplated hereby; (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) in excess of $10,000.00, or outside the ordinary course of business of Vento; (d) any direct or indirect redemption, repurchase or other acquisition for value by Vento of its capital stock or any agreement to take such action, or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to Vento's capital stock; (e) any increase in the rate or terms of compensation payable or to become payable by Vento to its directors, officers, employees, agents or independent contractors or any increase in the rate or change in the terms of any employment agreement or compensatory arrangement, or any changes in any bonus, severance, pension, insurance or other employee benefit plan, or any other payment or benefit made to or for any such director, officer, employee, agent or independent contractor;
(f) any sale, transfer or other disposition of any asset of Vento to any party, including, without limitation, the Shareholders, except for payment of obligations incurred, and sale of products, in the ordinary course of business consistent with past practices; (g) any amendment or termination of any material contract or agreement to which Vento is a party or any termination or waiver of any other rights of value to the businesses of Vento; (h) any capital expenditure for additions to property or equipment by Vento in excess of $10,000.00; (i) any split, combination, exchange or reclassification of shares of capital stock of Vento; (j) any issuance of capital stock of Vento or of securities convertible into or rights to acquire any such capital stock; (k) any failure by Vento to pay accounts payable or other obligations in the ordinary course of business; (l) the incurrence of any obligations or liability (absolute or contingent) or the making of any capital expenditure not in the ordinary course of business or in excess of $10,000.00; (m) any pledge of any of the assets or properties of Vento or any action or inaction which would subject any such assets or properties to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance of any kind; (n) the incurrence of any liability or obligation by Vento, except for liabilities incurred in the ordinary course of business; (o) any actual or, to the best of Vento's and the

Shareholders' knowledge, threatened termination or cancellation of, or modification or change in, any business relationship with any customer or customers of Vento or other agreement or arrangement involving or related to the assets or properties of the businesses of Vento; (p) any cancellation of a debt due to or a claim of Vento, other than by payment or other satisfaction; (q) except as set forth in the Letter, any failure of Vento to perform under, or any default by Vento under, any agreement, obligation or covenant to which it is or was bound; (r) any change in any method of accounting or accounting practice, principle or procedure; (s) any action or inaction which might cause Vento to incur any tax liability out of the ordinary course of business; (t) any other event or condition of any character which materially and adversely affects the businesses of Vento; or (u) any agreement, whether in writing or otherwise, to take any action described in this Section 5.9.

         5.10 Investment in the Common Stock.

         (a) Vento has informed the Shareholders of the provisions of Article IV and (i) that the Acquisition Shares they are acquiring must be held by them indefinitely, unless an effective 1933 Act registration statement or exemption from registration is available; (ii) of the provisions of Rule 144 and Rule 144A promulgated under the 1933 Act, which rules permit limited resale of restricted securities subject to the satisfaction of certain conditions; (iii) that restrictions upon the sale of SPSS Common Stock imposed by Federal and State securities, blue sky and other similar laws may markedly affect the ability of the Shareholders to liquidate their investment in the Acquisition Stock and that the Shareholders have no recourse against SPSS for declines in the value of their investment in the Acquisition Stock absent fraud or violations of the Federal and State securities, blue sky and other similar laws on the part of SPSS; and (iv) that the Acquisition Stock of SPSS being acquired pursuant to the terms of this Agreement represents an investment in the business of SPSS, and that SPSS has made no representations or warranties with respect to the future business performance of SPSS or the price of its Common Stock.

         (b) Vento has given to the Shareholders for their review the information as described in Regulation 230.502(b)(2)(ii) promulgated under the 1933 Act and such other information as the Shareholders have deemed necessary to make an informed decision to acquire the Acquisition Stock and have had an opportunity to ask questions and receive answers concerning the operations, business and financial condition of SPSS and all such questions have been answered.

         5.11 Real and Personal Property; Inventories. Schedule 5.11(a) hereto correctly identifies (i) each lease or rental of real property held or paid by Vento; and (ii) each parcel of real property, and each interest (other than such leases or rentals) in real property, used the operations of the businesses of Vento. Except as set forth in Schedule 5.11(a) hereto, (a) to the best of Vento's and the Shareholders' knowledge, any structures described in Schedule 5.11(a) and Vento's use thereof conform in all material respects with all applicable ordinances, requirements, regulations, zoning laws, restrictive covenants, conditions and restrictions and do not encroach on property of others, and are not encroached upon by structures of others; and (b) no claims, charges or notice of violations have been filed, served, made or, to the best of Vento's and the Shareholders' knowledge, threatened, orally or in writing, against or relating to any such property or any of Vento's operations conducted at any such property (currently or in the past) as a result of (i) any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws, restrictive covenants, conditions or restrictions, or (ii) as a result of any encroachment on the property of others. Schedule 5.11(b) hereto describes all material tangible or intangible personal property and assets of Vento. Vento has good and marketable title to, and is in possession of or has control over, all of its real and personal property, none of which is held under or subject to any mortgage, pledge, lien, lease, encumbrance, conditional sales contract or other security arrangement except to the extent described in
Schedule 5.11 (b) hereto. To the best of Vento's and the Shareholders' knowledge, each item of such tangible personal property and assets is in good working order or condition, reasonable wear and tear excepted.

         5.12 Patents, Trademarks. Etc. Schedule 5.12 hereto contains an accurate and complete description of all software products now sold by Vento and all domestic and foreign patents (collectively, "Patents"), trademarks, service marks, trademark registrations (collectively, "Marks"), logos, trade names, assumed names, copyrights and copyright registrations and all applications therefor (the Patents and Marks, together with all of the foregoing are hereinafter collectively referred to as the "Intellectual Property"), presently owned or held by Vento or under which Vento owns or holds any license, or in which Vento owns or holds any direct or indirect interest; and no others are necessary for the conduct of the present businesses of Vento. Vento has the full right, power and authority to transfer the rights, titles and interests granted herein, and is the legal and beneficial owner of all right, title and interest in and to the Intellectual Property, having good title thereto, free and clear of any and all mortgages, liens, security interests and charges, and no other person or entity has any claims of ownership in the Intellectual Property, except as to Patents and Marks as to which, to Vento's and the Shareholders' actual knowledge, no other person or entity has any claims of ownership therein. Except as described in Schedule 5.12, Vento has not previously assigned, transferred, conveyed or otherwise encumbered any right, title or interest in the Intellectual Property, and has not granted to any third party any license to use the Intellectual Property in any manner, or any covenant not to sue for any such use of the Intellectual Property. To the extent any Intellectual Property, and the right, title and interest therein has not yet been assigned by any person or entity to Vento, Vento shall cause the assignment thereof to Vento prior to Closing, at the Shareholders' sole cost and expense. The Intellectual Property is valid and in good standing. The Patents and Marks, to Vento's and the Shareholders' actual knowledge, are not the subject of any challenge. The other Intellectual Property is not the subject of any challenge. Except as set forth on Schedule 5.12, no intellectual property other than the Intellectual Property is necessary for the conduct of the present businesses of Vento. None of the products manufactured, distributed or sold by Vento, nor any of the Intellectual Property or other intellectual property (including without limitation, technology, inventions, processes, designs, formulae, know-how, trade secrets) (collectively, with the Intellectual Property, the "Intellectual Assets"), or any of Vento's activities, conflict with, infringe or otherwise violate any copyrights, or, to Vento's and the Shareholders' actual knowledge, any patents, trademarks or service marks of any individual or entity, nor require payments to be made to any person (other than any fees payable for maintenance of those U.S. or state registrations set forth in Schedule 5.12). Except for the statutory landlord's lien relating to Vento's office lease set forth on Schedule 5.11(a) and those rights and licenses granted by Vento under the various contracts set forth in Schedules 5.14(a) and 5.15 regarding that part of the Intellectual Assets comprising copyrights arising under U.S. Copyright Law and U.S. Copyright Registrations, or trade secrets, Vento has the sole and exclusive right to use and the right and power to sell the Intellectual Assets. Vento has taken reasonable measures to maintain and protect the Intellectual Assets. With regard to that portion of the Intellectual Assets comprising Marks, logos, tradenames or assumed names, subject to the statutory landlord's lien relating to Vento's office lease set forth on Schedule 5.11(a) and any rights or licenses granted under those third party contracts listed in Schedules 5.14(a) and 5.15 hereto, and as to Patents (if any), to the best of Vento's and the Shareholders' actual knowledge, Vento has the sole and exclusive right to use, has the right and power to sell, and has taken reasonable measures to maintain and protect those components of the Intellectual Assets. No claims have been asserted by any individual or entity with respect to any Intellectual Assets or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, and, to the best knowledge of Vento, there is no valid basis for any such claim. Vento is not using confidential information or trade secrets of any former employer of any past or present employee of Vento. The items described in Schedule 5.12 and the other Intellectual Assets are adequate to conduct the businesses of Vento as presently conducted. Subject to those matters set forth in this Section 5.12 and the Schedules referred to herein, upon consummation of the transaction contemplated hereby, SPSS will acquire good and marketable title to all of the Intellectual Assets and the goodwill associated therewith.

         Notwithstanding anything contained herein to the contrary, other than the current state or federal trademark or servicemark registrations explicitly described on Schedule 5.12, Vento has not obtained registrations or made application for registration of any other trademark or servicemark with any state or federal governmental agency, department or authority or otherwise, including, without limitation, the U.S. Patent and Trademark Office. Vento has not obtained any U.S. Letters Patent or foreign patent rights, nor has it made application for any of same. Vento has not conducted any investigation regarding whether or not, or to what extent, any other person or entity has in any respect established any common law rights to, or has obtained any state or federal trademark or servicemark registrations for any trademark or servicemark which may be the same as or similar to any of the Marks, logos, tradenames or assumed names referred to on Schedule 5.12 and used by Vento as a source identifier for its products or services. Vento has not made any investigation into whether any products distributed by or through Vento infringe on any U.S. or foreign patents. To date, Vento has not received any notice of any claim or demands alleging that any Marks, logos, tradenames or assumed names used by Vento in the conduct of its business infringe upon any trademark or servicemark or rights of others, or that any product distributed by or through Vento infringes any U.S. or foreign patent. Vento and the Shareholders have no actual knowledge that any person or entity has, prior or subsequent to Vento's adoption and use of its Marks, logos, tradenames or trade dress, adopted the use of any trademark, servicemark, tradename, logo or trade dress identical or similar to any of Vento's Marks, tradenames, logos or trade dress, whether in connection with goods or services which are the same as or similar to any goods or services of Vento or otherwise, or that any product distributed by or through Vento infringes any third party U.S. or foreign patents.

         5.13 Employees. All personnel, including employees, agents, consultants and contractors, who have materially contributed to or materially participated in the conception and development of the Intellectual Assets on behalf of Vento either (a) were at such time parties to "work-for-hire" arrangements or agreements with Vento, in accordance with applicable federal and state law, that has accorded Vento full, effective, exclusive and original ownership of all intellectual property thereby arising, or (b) have executed appropriate instruments of assignment, which are still in full force and effect, in favor of Vento, as assignee, that have conveyed to Vento full, effective and exclusive ownership of all intellectual property thereby arising. Vento does not own or claim to own or have or claim to have any right, license or interest, whether as a licensee, licensor or otherwise, in any copyrights, patents, applications for copyrights or patents, trade secrets, inventions, processes and designs or in any trademarks, service marks, trade names, or applications for them, except as listed or described in Schedule 5.12. To the best of Vento's and the Shareholders' knowledge, no employee of Vento is in violation of (i) any term of any employment contract, any "work for hire" arrangement or agreement, or any patent disclosure agreement or (ii) any other contract or agreement, or any restrictive covenant relating to the rights of any such employee to be employed by Vento or to use trade secrets or proprietary information of others.

         5.14 Contracts and Commitments.

         (a)  Except as set forth in Schedules 5.11(a), 5.14(a), 5.15, 5.24 and
5.33 hereto, Vento is not a party to any agreements, contracts, guarantees, commitments, restrictions or instruments of any kind ("Contracts"). True and correct copies of all Contracts listed on Schedules 5.11(a), 5.14(a), 5.15, 5.24 and 5.33 hereto have been made available to SPSS at a reasonable time prior to Closing. To the best of Vento's and the Shareholders' knowledge and belief, all of the Contracts are valid and binding obligations of Vento, enforceable in accordance with their respective terms to the extent permitted by applicable law, and are in full force and effect and complied with and no other party to any of the Contracts is in default or breach thereof. Vento has not agreed with any customer or distributor to make any variation in any such contract which could have a material adverse effect on Vento's assets, properties, businesses, financial condition or prospects.

         (b) Vento has not given any power of attorney (whether revocable or irrevocable) to any individual or entity.

         (c) Except as set forth in item six of the Letter, Vento is not in default, and, to the best of Vento's and the Shareholders' knowledge, there is no basis for any valid claim of default, in any respect under any of the Contracts.

         5.15 Source Code. Except as set forth in Schedule 5.15, Vento owns all rights, title and interest in and to the source codes for all of its software products and has not distributed any copies of such source codes to any third parties, and Vento has not agreed to pay to any individual or entity any royalty, commission or other amount on account of sales of their software products.

         5.16 Licenses and Royalties. Except as set forth on Schedule 5.16 hereto, Vento is not a licensee under any license, including, without limitation, licenses with respect to source codes used or to be used in Vento's software products, and has no obligation to pay royalties to any third party in connection therewith. Vento has not granted to any individual or entity any rights or security interests with respect to the source codes for Vento's software products.

         5.17 Adequacy of Documentation. Except as set forth in Schedule 5.17, the technical documentation for Vento's products includes the source code, system documentation, statements or principles of operation, and schematics for all of the software products currently maintained or licensed by Vento, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer familiar with the relevant compilers, tools and platform (the "Technical Documentation").

         5.18 Third-Party Components in Software Programs. Vento has validly and effectively obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in Vento's software products and the Technical Documentation pursuant to licenses from third parties as set forth in Schedule 5.18. Except as otherwise provided in Schedule 5.18, Vento's software products and the Technical Documentation contains no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license, and, do not contain derivative works of any programming or materials not owned in their entirety by Vento.

         5.19 Third-Party Interests or Marketing Rights in Software Programs. There are no contracts, agreements, licenses or other commitments or arrangements in effect with respect to the development, marketing, distribution, licensing, or promotion of Vento's software products or any other inventory, the Technical Documentation, or Vento's Intellectual Assets with any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for Contracts identified in Schedules 5.14 and 5.15 and 5.18.

         5.20 No Virus Warranties. Except as set forth in Schedule 5.20, the software products, as delivered to SPSS, shall be free of any passwords, keys, security devices or trap doors, and any computer instructions (including, but not limited to, computer instructions commonly referred to as Trojan Horses, anomalies, worms, self-destruct mechanisms, or time/logic bombs) which are intended to interfere with or frustrate the use of the software products, any portion thereof, or other software or computer hardware, whether or not currently in effect with respect to any copy of Vento's software products.

         5.21 Software. Vento's software products, other than that currently under development, will operate substantially in accordance with the corresponding Technical Documentation.

         5.22 Government Contracts. Vento does not have knowledge of any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) to any contracts relating to Vento, its businesses or any of its assets with any Government Contract Party (as defined below) in either case that have led to or could lead to (a) any material claim or dispute involving Vento, its businesses, or any of its assets and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. Vento has no knowledge of any act or omission related to the marketing, licensing, or selling of any Vento software product, or its business that has led to or could have any material adverse affects on Vento's rights or on any of its assets. All of Vento's development of technical data and computer software was developed exclusively at private expense. For purposes of this Section 5.22, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of the federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

         5.23 Product Warranties and Liabilities. Vento has not given or made any express or, to the best of Vento's and the Shareholders' knowledge, implied warranties with respect to any products licensed, distributed, offered or sold or services performed by Vento, except for the limited warranties stated in those contracts, in the forms attached to or described in Schedule 5.14, with modifications that, in the aggregate, would not have a material adverse effect on the business, prospects or financial condition of Vento. There is no fact or occurrence of any event forming the basis of any present or future claim against Vento, whether or not fully covered by insurance, for liability on account of products liability or on account of any express or implied product warranty, except for warranty obligations and product returns in the ordinary course of business and as set forth in Schedule 5.23.

         5.24 Insurance. Schedule 5.24 hereto is a description of all insurance policies held by Vento concerning its businesses, operations and properties, true, complete and correct copies of which have been previously provided to SPSS. Each of the insurance policies referred to in Schedule 5.24 is in force and the premiums with respect thereto are fully paid through the dates indicated thereon. No insurer has denied coverage or reserved rights for any claim made by Vento or any other individual or entity under any insurance policies.

         5.25 Litigation and Administrative Proceedings. Except as set forth in
Schedule 5.25 hereto, there is no claim, action, suit, proceeding or, to the best of Vento's and the Shareholders' knowledge, investigation in any court or before any governmental or regulatory authority pending or, to the best of Vento's and the Shareholders' knowledge, threatened, against or affecting Vento or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. Vento does not know nor have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in Schedule 5.25 could, if adversely decided, have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Vento.

         5.26 Tax Matters. For purposes of this Agreement:

              (a) The term "Taxes" means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes;

              (b) The term "Returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns;

              (c) The term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

              5.26.1 Corporation Matters. Vento has not qualified as an "S" corporation as such term is defined in Section 1361(a)(1) of the Code.

              5.26.2 All Returns Filed. All Returns required to be filed by or on behalf of Vento on or before the Closing Date have been filed, or proper extensions for the filing of such Returns have been filed, and such Returns are complete and accurate and disclose all Taxes (and other charges) for the periods covered thereby. Except as set forth in Schedule 5.26.2, no extension of time in which to file any such Returns is currently in effect and there are not outstanding agreements or waivers extending the statutory period of limitation applicable to such Returns.

              5.26.3 All Taxes Paid. All Taxes (and other charges) shown on such Returns or otherwise required to be paid, and any deficiency assessments, penalties, interest and other charges with respect thereto, have been paid, and there is otherwise no current liability for any unpaid taxes (or other charges) due in connection with such Returns or otherwise. There are no tax liens (other than for taxes not yet due) on any of the assets or properties of Vento, and, to the best knowledge of the Shareholders and Vento, no basis exists for the imposition of any such liens.

              5.26.4 Examinations, Etc. To the best of Vento's and the Shareholders' knowledge, no federal, state, local, foreign or other Returns of Vento for tax years that remain open under any applicable statute of limitations have been examined by the IRS or other pertinent tax authorities and no deficiencies have been asserted or assessments made as a result of examinations (including all penalties and interest), and neither Vento nor the Shareholders have received notice of any such assertion or assessment. Vento has not been notified that any issues have been raised by (or are currently pending before) the IRS or any other taxing authority in connection with any of the Returns which could reasonably be expected to have a material adverse effect on the financial condition of Vento, taken as a whole, if decided adversely to Vento, nor to the best of Vento's or the Shareholder's knowledge are there any such issues which have not been so raised but, if so raised by the IRS or any other taxing authority in connection with any of the Returns could, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition of Vento.

              5.26.5 Withholding. Vento has withheld from its employees and others (and timely remitted to the appropriate taxing authorities) proper and accurate amounts for all periods in compliance with all tax withholding provisions of applicable federal, state, foreign, local and other laws (including, without limitation, income, withholding, social security, employment and other payroll taxes).

              5.26.6 Foreign Person, Etc. No Shareholder is a "foreign person" as defined in Section 1445(f)(3) of the Code. Vento does not have a permanent establishment in any foreign country, as defined in the applicable tax treaty, if any, between the United States and such foreign country. Vento is not, and never has been, a United States real property holding corporation within the meaning Section 897(c)(1)(A)(ii) of the Code and SPSS is not required to withhold tax on the purchase of the Shares by reason of Section 1445 or any other provisions of the Code. Vento has not participated in an international boycott within the meaning of Section 999 of the Code. Vento has no foreign assets.

              5.26.7 Parachute Payments. Vento has not made, has not become obligated to make nor will, as a result of any event connected with the acquisition of Vento by SPSS or any other transaction contemplated herein, make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code.

              5.26.8 Accounting; Tax Attributes. None of the assets or properties of Vento (a) is tax-exempt use property within the meaning of Section 168(h) of the Code, (b) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, or (c) is required to be treated as property owned by another under the provisions of former Section 168(f)(8) of the Code. Vento has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code. To the best knowledge of the Shareholders and Vento, the basis of Vento in its assets is as set forth in its financial and tax records. Vento is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

              5.26.9 Prior Consolidated Groups. Except as set forth on Schedule 5.26.9, Vento is not, and has never been, an includible corporation in an affiliated group of corporations within the meaning of Section 1504 of the Code.

         5.27 Compliance with Laws. Except as set forth in Schedule 5.27(i), to the best of Vento's and the Shareholders' knowledge, Vento has not in the past been nor is Vento presently in material violation of, in respect of operations, real property, machinery, equipment, all other property, practices and all other aspects of its businesses, any applicable law (whether statutory or otherwise), rule, regulation, order, ordinance, judgment or decree of any governmental authority (federal, state, local or otherwise) (collectively, "Laws"). Vento has not received any notification of any asserted present or past failure of Vento to comply with any of such Laws. "Material" for purposes of this Section 5.27 shall mean liability accruing prior to the Closing Date which, in the aggregate, exceeds $25,000.00.

         5.28 Environmental and Safety Matters. (a) Except as otherwise disclosed in Schedule 5.28 hereto, (i) Vento has obtained all Environmental Permits (as defined herein) that are required with respect to the business, operations and properties of Vento; (ii) to the best of Vento's and the Shareholders' knowledge, Vento has been and is in compliance with all terms and conditions of all Environmental Laws (as defined herein) and Environmental Permits; (iii) Vento has not received any notice from a governmental authority or third party of any violation of or potential liability arising under any Environmental Law or Environmental Permit in connection with the business of Vento or the operation thereof, nor is any such notice pending nor to the best of Vento's and the Shareholders' knowledge, threatened; (iv) to the best of Vento's and the Shareholders' knowledge, no underground or above ground storage tanks are or have been located on the real properties described in Schedule 5.11(a) attached hereto or previously owned or operated by Vento; and (v) Vento is not aware of any generation, treatment, storage, transfer, disposal, release or threatened release in, at, from or on such real properties of toxic or hazardous substances by any current or previous owner or tenant of such real properties. Vento has delivered to SPSS all environmental records and material safety data sheets relating to its business and operations. Vento shall permit SPSS and its agents access at all reasonable times to Vento's property for the purpose of conducting a Phase I environmental audit thereof subject, however, to any prohibitions or restrictions on any such activities imposed under applicable leases.

              (b) Except as set forth in Schedule 5.28, there is no condition or any set of facts or circumstances that could give rise to an Environmental Claim (as defined herein).

              (c) Except as set forth in Schedule 5.28, to the best of the Shareholders' and Vento's knowledge, there have been no releases of Hazardous Material into the soil, surface water or ground water at its offices at 111 Park Center Boulevard, Miami Florida.

              (d) For purposes of this Agreement, the following terms shall have the respective meanings set forth herein:

              "Environmental Permit" shall mean any permit, license, approval or other authorization with respect to the business of Vento or the operation thereof under any applicable Environmental Law (as defined herein), including laws, regulations or other requirements relating to emissions, discharges or releases of Hazardous Material (as defined herein) into ambient air, surface water, ground water, or land, or otherwise arising from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Material by Vento or the employees, representatives, contractors or actual agents of Vento.

              "Environmental Claim" shall mean any action, lawsuit, claim or proceeding relating to the business of Vento or its predecessors or their respective subsidiaries or the operation thereof which seeks to impose liability, for (i) violation of any Environmental Law, (ii) release of any Hazardous Material, (iii) noise, (iv) pollution or contamination of the air, surface water, groundwater or land; (v) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (vi) exposure to hazardous or toxic substances; or (vii) the manufacture, processing, distribution in commerce, use (by Vento or its predecessors or their respective subsidiaries or the employees, representatives, contractors or actual agents of any of such entities), or storage (by Vento or its predecessors or their respective subsidiaries or the employees, representatives, contractors or actual agents of any of such entities) of chemical substances. An "Environmental Claim" includes, but is not limited to, a proceeding to issue, modify or terminate a permit or license, or to adopt or amend a law or regulation to the extent that such a proceeding attempts to redress violations of the applicable permit, license, law or regulation which occurred on or prior to the Closing Date as alleged by any federal, state or local executive, legislative, judicial regulatory or administrative agency, board or authority.

              "Hazardous Material" shall mean the following: (i) All "hazardous substances," as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Sec. 9601(14);
(ii) all "hazardous wastes," as such term is defined in the Resource Conservation and Recovery Act, 42 U.S.C.A. Sec. 6903(5); (iii) all materials that are classified as hazardous or toxic under any Environmental Law, as defined below; (iv) petroleum products, including gasoline, diesel fuel, fuel oil, crude oil, and motor oil, and the constituents of those products; or (v) medical wastes.

              "Environmental Laws" shall mean, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.A. Sec. 9601 et seq.); the Resource Conservation and Recovery Act (42 U.S.C.A. Sec. 6901 et seq.); the Clean Water Act (33 U.S.C.A. Sec. 1251 et seq.); the Clean Air Act (42 U.S.C.A. Sec. 7401 et seq.); the Toxic Substance Control Act (15 U.S.C.A. Sec. 2601 et seq.); the Occupational Safety and Health Act (29 U.S.C. 651 et seq.); and all other federal, state and local statutes and ordinances pertaining to protection of the environment, health or safety, and all amendments made to, and regulations promulgated under, the foregoing laws effective at the time of Closing.

         5.29 Employee Benefits.

              5.29.1 Attached hereto as Schedule 5.29 is a written list of all employee benefit plans relating to employee benefits with respect to which Vento has incurred or may incur any future or contingent obligations, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase, stock ownership and stock option plans, stock appreciation rights, bonuses, severance arrangements, health and welfare benefits, insurance benefits and all other employee benefits or fringe benefits whether or not committed to writing and whether or not any such plan is an "employee benefit plan" as defined in Section 3.3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively referred to as the "Plans"). Except as may be indicated on Schedule 5.29, Vento does not contribute, nor has it ever contributed, to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA, nor is Vento affiliated with any entity such that Vento has, or might have in the future, any multi-employer plan withdrawal liability under Subtitle E of Part IV of ERISA.

              5.29.2 Vento has, with respect to each Plan, delivered to SPSS true and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts; (ii) all summary plan descriptions and material employee communications; (iii) the annual reports (Form 5500 series) (including all schedules thereto) for the most recent three (3) plan years; (iv) the actuarial valuations for the most recent three
(3) plan years; (v) if the Plan is intended to qualify under Code Sections 401(a), the most recent determination letter received from the IRS; and (vi) any and all communications with any governmental entity or agency including, without limitation, the IRS, Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC").

              5.29.3 To the best of Vento's and the Shareholders' knowledge, each Plan (and each trust forming a part of such Plan) has been administered and operated in all respects in accordance with its terms and applicable law. Where designated on Schedule 5.29, each Plan is "qualified" within the meaning of
Section 401(a) of the Code and each related trust is exempt from tax under
Section 501(a) of the Code.

              5.29.4 With respect to each Plan, no person: (i) has entered into any non-exempt "prohibited transaction," as such term is defined in ERISA and the Code; (ii) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (iii) has any liability for any failure to act or comply with the administration or investment of the assets of such Plan;
(iv) has engaged in any transactions or otherwise acted with respect to such Plan in a manner which could subject Vento or any fiduciary or plan administrator or other person dealing with such Plan, to liability under Sections 409 or 502 of ERISA or Sections 4972 or 4976 through 4980 of the Code.

              5.29.5 With respect to any Plan subject to Title IV of ERISA: (i) No liability to PBGC has been, or to the best of Vento's and the Shareholders' knowledge, is expected to be, incurred with respect to any Plan, except for liabilities for PBGC premiums which may be expected to be incurred in the ordinary course of business; (ii) no such Plan has been terminated; (iii) no filing of a notice to terminate any such Plan has been made; (iv) PBGC has not instituted proceedings to terminate any such Plan; (v) no "reportable event," as defined in Section 4043(b) of ERISA, for which the obligation to report to the PBGC within 30 days has not been waived by the PBGC, has occurred with respect to any such Plan; and (vi) there exists no condition or set of circumstances which presents a risk of termination or partial termination of any Plan and which could result in a liability on the part of Vento to PBGC.

              5.29.6 Except as set forth in the Letter, full payment has been made of all amounts which Vento was required under the terms of any of the Plans to have paid as contributions to such Plans on or prior to the Closing Date, and no "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code), whether or not waived, exists with respect to any such Plan.

              No assets of Vento are subject to any lien under ERISA Section 302(f) or Code Section 412(n). Except as set forth on Schedule 5.29.6, with respect to each Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Vento.

              5.29.7 Other than for claims in the ordinary course of business for benefits under the Plans, there are no actions, suits, claims or proceedings, pending or, to the best of Vento's and the Shareholders' knowledge, threatened, nor to the best of Vento's and the Shareholders' knowledge does there exist any basis therefor, which may result in any liability with respect to any Plan to Vento or any Plan or trust thereof.

              5.29.8 Except for continuation coverage under Sections 601 et seq. of ERISA, no former employee of Vento or any affiliate thereof, nor any dependent of any such former employee, is entitled to any medical, dental benefits or other welfare benefits under any Plan.

              5.29.9 No Plan is described in Code Section 413(c) or ERISA Sections 4063, 4064 or 4066. No Plan which is a "welfare plan" as defined in
Section 3(1) of ERISA is a "multiple employer welfare arrangement" as defined in ERISA Section 3(40).

              5.29.10 Each Plan which is a "pension plan" as defined in ERISA
Section 3(2) and which is not qualified under Code Section 401(a) is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to ERISA Sections 201(2), 301(a)(3) and 401(a)(1). No assets of Vento are allocated to or held in a "rabbi trust" or similar funding vehicle.

              5.29.11 Except as disclosed on Schedule 5.33, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former employee of Vento to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of, any current or former employee, (iii) constitute or involve a prohibited transaction; or (iv) constitute or involve a breach of fiduciary responsibility within the meaning of ERISA Section 502(1) or otherwise violate Part 4 of Subtitle B of Title I of ERISA.

         5.30 Licenses and Permits. Except as set forth in the Letter, Vento has all governmental licenses and permits and other governmental authorizations and approvals required for the conduct of its businesses as presently conducted ("Permits"). Schedule 5.30 hereto includes a list of all Permits.

         5.31 Relations With Suppliers and Customers. Neither Vento nor the Shareholders is or are required to provide any bonding or other financial security arrangements in connection with any transaction with any customer or supplier. Neither Vento nor the Shareholders has received any notice that any customer or supplier of Vento will cease to do business with Vento or refuse to do business with SPSS after the consummation of the transactions contemplated hereby.

         5.32 Interests in Competitors, Suppliers and Customers. None of the Shareholders nor any officer or director of Vento or any entity controlled by or under common control with Vento has any ownership interest in any competitor, supplier or customer of Vento or any property used in the operation of Vento's businesses.

         5.33 Employment Matters. Schedule 5.33 hereto is a list of all oral and written employment or consulting contracts or other agreements or arrangements providing for remuneration to which Vento is a party or by which it is bound, and all these contracts and arrangements are in full force and effect. There are no oral contracts or arrangements other than those described in the preceding sentence which, individually or in the aggregate, exceed $50,000.00 in value. There have been no claims of defaults and, to the best of Vento's and the Shareholders' knowledge, there are no facts or conditions which if continued, or with the giving of notice, will result in a default under these contracts or arrangements.

         5.34 Discrimination: Occupational Safety; Labor. No person or party (including, but not limited to, governmental agencies of any kind) has asserted any claim or except as set forth in the Letter, has any basis for any action or proceeding, against Vento arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety and health standards (including, but without limiting the foregoing, The Fair Labor Standards Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. 1981 or the Age Discrimination in Employment Act of 1967, as amended), which, if upheld, would have an adverse effect on the assets, properties, businesses or conditions, financial or otherwise, of Vento. There is no pending or, to the best of Vento's and the Shareholders' knowledge, threatened, federal or state equal employment opportunity enforcement action or labor dispute, strike, or work stoppage affecting any of businesses of Vento. Vento has no collective bargaining or similar agreements, nor does Vento have any obligation to bargain with any labor organization as the representative of its employees, and there is neither pending nor, to Vento's knowledge, threatened, any labor dispute, strike or work stoppage which affects or which may affect Vento's businesses or which may interfere with the continued operations of Vento. No present or former employee of Vento has any claim against Vento for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding bonuses and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off or bonus days, except as set forth on Schedule 5.34, or (d) any material violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

         5.35 Related Transactions. Except as set forth on Schedule 5.35, Vento has not made or entered into any loan, contract, lease, commitment, arrangement or understanding with any of its officers, directors, employees, shareholders or any entity controlled by or under common control with Vento, except normal compensation arrangements with officers, all of which are reasonable in amount and terminable by Vento on 30 days' notice.

         5.36 Brokers and Finders. Neither Vento nor the Shareholders (nor any of their respective officers, directors, employees, affiliates, associates, or family members), has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         5.37 Questionable Payments. Neither Vento nor the Shareholders, nor any director, officer, agent, employee or other person associated with or acting on behalf of Vento has directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to government officials or employees or to political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended;
(d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) intentionally made any false or fictitious entry on the books or records of Vento; (f) made any bribe, payoff, influence payment, kickback or other unlawful payment; or (g) made any bribe or other payment of a similar or comparable nature to any person or entity, private or public, regardless of form, to obtain favorable treatment in securing business or to obtain special concessions or treatment. Except for those listed on Schedule 5.37, Vento has no foreign assets.

         5.38 Books and Records. The books and records of Vento have been maintained in accordance with commercially reasonable business and bookkeeping practices and accurately reflect in all material respects the business, assets, properties, rights, obligations, liabilities and operations of Vento, other than valuations of any Intellectual Property or Intellectual Assets.

         5.39 Bank Accounts; Safe Deposit Boxes. Schedule 5.39 hereto sets forth the names and locations of all banks in which Vento has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

         5.40 Year 2000 Compliance. Vento's internally developed proprietary software products, including any third party software incorporated therein, are Year 2000 Compliant (as hereinafter defined) when used in accordance with the corresponding technical documentation furnished by Vento in connection with those software products, provided that all third party software or hardware not incorporated therein but used in combination with the subject Vento software products are also Year 2000 Compliant. "Year 2000 Compliant" means that the software product in question is designed to be used from, into and between the 20th and 21st centuries, including the years 1999 and 2000; will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing)) during those time periods; and will not malfunction, cease to function or provide invalid or incorrect results as a result of the date/time data or leap year calculations. Except as set forth above, Vento makes no warranties or representations concerning Year 2000 Compliance of any third party products Vento distributes or utilizes.

         5.41 Full Disclosure. Vento and the Shareholders have disclosed in writing in, or pursuant to, this Agreement all facts material to the business, operations, assets or condition (financial or otherwise) of Vento. No representation or warranty to SPSS contained in this Agreement, and no statement contained in the schedules to this Agreement, any certificate, list or other writing furnished to SPSS pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

         5.42 Effect of Certificates. All representations and warranties made in certificates of Vento and the officers of Vento and/or the Shareholders delivered hereunder shall be deemed to be additional representations and warranties of Vento and the Shareholders, respectively.

         5.43 Accounting Matters. Neither Vento nor the Shareholders has through the date of this Agreement taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or actions relating thereto, or any actions taken or agreed to be taken by SPSS) would, to the best of their knowledge, prevent SPSS from accounting for the business combination to be effected hereby as a pooling of interests.

         5.44 Pooling of Interests Accounting. Vento has consulted with its independent auditors, regarding Vento's ability to qualify for pooling of interests accounting relating to the transactions contemplated hereunder. Such auditors have reviewed the amounts and timing of salary, bonus and distribution payments made by Vento during applicable years and such auditors have not stated to Vento any doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. Vento presently believes that the condition precedent contained in Section 11.5 hereof will be satisfied.

         5.45 Material Misstatements or Omissions. No representation or warranty by either Vento or the Shareholders in this Agreement nor any documents, exhibits, certificates or schedules furnished to SPSS pursuant hereto, knowingly contains or will contain any untrue statement of a material fact, or knowingly omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to SPSS hereunder are true and complete copies of the originals thereof in all material respects. As used in this Section 5.45, "knowingly," as applied to the Shareholders and Vento (which is deemed to include the directors and officers of Vento), shall mean actual knowledge and such knowledge that a reasonably prudent person in like circumstances should have had.

         5.46 Knowledge. The terms "know" and "knowledge," as applied to David Blyer and John Gomez, or either of them, and as applied to Vento (which is deemed to include the directors and officers of Vento), shall mean actual knowledge and such knowledge that a reasonably prudent person in like circumstances should have had upon reasonable investigation of the matter. The terms "know" and "knowledge," as applied to John Pappajohn shall mean actual knowledge. Anything in this Article V to the contrary notwithstanding, all representations and/or warranties of John Pappajohn are made solely to his actual knowledge.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF SPSS

         SPSS represents and warrants to Vento and the Shareholders as follows:

         6.1 Organization and Qualification. SPSS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

         6.2 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SPSS, and no other proceedings (corporate or otherwise) on the part of SPSS, its shareholders or Board of Directors, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPSS and constitutes legal, valid and binding agreements of SPSS.

         6.3 Consents and Approvals. There is no authorization, consent, order or approval of, or notice to or filing with, any individual, entity or governmental department, agency or authority required to be obtained or given in order for SPSS to consummate the transactions contemplated hereby and fully perform its obligations hereunder.

         6.4 Absence of Conflicts. The execution, delivery and performance by SPSS of this Agreement (including, without limitation, the offering, issuance and sale of the Acquisition Stock) and the consummation by SPSS of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which SPSS is or was subject, (ii) violate any order, judgment or decree which is or was applicable to SPSS, or (iii) conflict with, or result in a breach or default under, any term or condition of the Certificate of Incorporation or By-Laws of SPSS or any agreement or other instrument to which SPSS is a party or by which it is bound.

         6.5 Capitalization. The authorized capital stock of SPSS consists of 50,000,000 shares of Common Stock, of which, as of the date hereof, 9,069,805 shares were issued and outstanding. All the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. There are no options, warrants or other rights, agreements or commitments obligating SPSS to issue shares of its capital stock except for stock options to purchase shares of Common Stock pursuant to various SPSS option plans and agreements and employee rights to purchase Common Stock pursuant to SPSS's employee stock purchase plans.

         6.6 Reports and Financial Statements. SPSS has previously furnished Vento with true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the SEC, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1999 as filed with the SEC (collectively the "SPSS Reports"),
(iii) definitive proxy statement for the 1999 annual meeting of stockholders of SPSS; and (iv) each other report or document provided generally to the stockholders of SPSS since December 31, 1998, or incorporated by reference in public filings by SPSS since such date (collectively the "SPSS Reports"). As of their respective dates, each SPSS Report (i) complied as to form in all material respects with the applicable requirements of the Exchange Act, and (ii) to the best of SPSS's knowledge, did not on the date of filing or the date as of which information is set forth therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of SPSS (the "SPSS Financial Statements") included or incorporated by reference into such SPSS Reports have been prepared in accordance with generally accepted accounting principles applied in a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SPSS and its consolidated subsidiaries, as of the dates thereof, and the results of their operations and changes in financial position for the periods then ended, subject in the case of the unaudited financial statements, to normal year-end adjustments which are not materially adverse. SPSS is currently eligible to register the resale of the Acquisition Stock by the Shareholders with the SEC on Form S-3.

         6.7 Litigation and Administrative Proceedings. There is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending or, to the best knowledge of SPSS, threatened, against or affecting SPSS which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

         6.8 Brokers and Finders. SPSS has not employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

         6.9 Acquisition Stock. The Acquisition Stock, when delivered in accordance with this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable.

         6.10 Pooling of Interests Accounting. SPSS has consulted with KPMG LLP, as its independent auditors, regarding the ability to qualify for pooling of interests accounting relating to the transactions contemplated hereunder. Such auditors have not stated to SPSS any material doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. Based upon its discussions with KPMG LLP and Vento's independent auditors, and assuming the accuracy of the information in the schedules to this Agreement and all other information disclosed by Vento and the Shareholders in connection with this Agreement, SPSS believes that the condition precedent contained in Section 12.7 hereof will be satisfied.

         6.11 Year 2000 Compliance. SPSS assembled a committee of representatives from all of its divisions and operating areas in early 1998 to address the year 2000 computer date recognition issue. SPSS has completed an inventory of the readiness of all its major Information Technology systems and is in the process of replacing non-Year 2000 Compliant systems. SPSS is in the process of testing the software it sells to third parties, and the status of such products is detailed at SPSS's world wide web site at www.spss.com. SPSS has sent year 2000 questionnaires to all of its material suppliers, and is in the process of developing a contingency plan should its Information Technology, its software, or its material suppliers be non-Year 2000 Compliant.

         6.12 Effect of Certificates. All representations and warranties made in certificates of SPSS and the officers of SPSS delivered under or pursuant to this Agreement shall be deemed to be additional representations and warranties of SPSS.

         6.13 NASDAQ Authorization. The Acquisition Stock to be issued pursuant to this Agreement will on the date required by NASDAQ be registered on the NASDAQ stock market's national market, subject to official notice of issuance.

         6.14 Material Misstatements or Omissions. No representation or warranty by SPSS in this Agreement (taken together with all reports and documents filed by SPSS with the SEC) nor any documents, exhibits, certificates or schedules furnished to Vento or the Shareholders pursuant hereto, knowingly contains any untrue statement of a material fact, or knowingly omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The copies of all documents furnished to Vento and the Shareholders hereunder are true and complete copies of the originals thereof in all material respects. As used in this Section 6.14, "knowingly," as applied to SPSS (which is deemed to include the directors and officers of SPSS), shall mean actual knowledge and such knowledge that a reasonably prudent person in like circumstances should have had.

         6.15 Knowledge. The terms "know" and "knowledge," as applied to SPSS (which is deemed to include the directors and officers of SPSS), shall mean actual knowledge and such knowledge that a reasonably prudent person in like circumstances should have had upon reasonable investigation of the matter.


                                   ARTICLE VII

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         7.1  Conduct of Business.

         (a) Conduct of Business by Vento. During the period from the date of this Agreement to the Closing Date or any earlier termination of this Agreement, Vento shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired in all material respects at the Closing Date and, without limiting the generality of the foregoing, Vento shall not:

              (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Vento or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

              (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants, or options to acquire, any such shares, voting securities or convertible securities;

              (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

              (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to Vento, except purchases of inventory in the ordinary course of business consistent with past practice;

              (v) sell, lease, license other than in the usual course of its business, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets;

              (vi) (x) incur any indebtedness, except for short term borrowings incurred in the ordinary course of business consistent with past practice, (y) make any loans, advances or capital contributions to, or investments in, any other person;

              (vii) make or agree to make any equipment leases or any new capital expenditure or capital expenditures which are individually in excess of $5,000.00 or in the aggregate are in excess of $10,000.00;

              (viii) make any tax election that could reasonably be expected to have a material adverse effect or settle or compromise any income tax liability;

              (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statements or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

              (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Vento is a party or waive, release or assign any material rights or claims thereunder;

              (xi) take any action that would prevent SPSS from accounting for the business combination to be effected by the Acquisition as a pooling of interests or from treating the Acquisition as a tax-free reorganization under Section 368(a)(1)(B) of the Code;

              (xii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of Vento or to increase the benefits payable under its severance or termination pay practices in effect on the date hereof;

              (xiii) adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees; or

              (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

         (b) Negotiations with Others. Neither the Shareholders nor Vento shall, directly or indirectly, through any officer, director, employee, representative or agent thereof, solicit or encourage (including by way of furnishing nonpublic information) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any acquisition proposal. For the purposes of this Agreement, "Acquisition Proposal" means inquiries or proposals regarding (i) any merger, consolidation, sale of substantial assets or similar transactions involving Vento, (ii) sale of 10% or more of the outstanding shares of capital stock of Vento or similar transactions involving Vento, or (iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Vento and the Shareholders shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

         (c) Notification of Certain Matters. Vento and the Shareholders shall give prompt notice to SPSS, and SPSS shall give prompt notice to Vento and the Shareholders of: (i) the occurrence or failure to occur, of any event which such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date and (ii) any failure of Vento and the Shareholders on the one hand or SPSS on the other hand, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.


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


         (d) Pooling Accounting. Vento, the Shareholders and SPSS each hereby agree (i) not to take any action that would adversely affect the ability of SPSS to treat the Acquisition as a pooling of interests, and (ii) to take such action as may be reasonably required to negate the impact of any past actions which would adversely affect the ability of SPSS to treat the Acquisition as a pooling of interests in accordance with generally accepted accounting principles consistently applied and all published rules, regulations and policies of the SEC, provided, however, that neither Vento nor the Shareholders will be obligated to take any such action specified above if, by so doing, they would incur, or could reasonably be anticipated to incur liability to any third party or parties, or if such actions would result in any increased expense on the part of Vento or the Shareholders beyond those usual and customary transactional expenses to be paid by Vento or the Shareholders as set forth at Section 16.3, and nothing herein shall be construed as amending the obligations of Vento or the Shareholders under Section 16.3.


                                  ARTICLE VIII

                     COVENANTS OF VENTO AND THE SHAREHOLDERS

         Vento and the Shareholders, jointly and severally, covenant as follows:

         8.1 Consents and Approvals. Vento and the Shareholders agree to use all reasonable efforts to make all registrations, filings and applications, and give all notices and obtain all governmental and other consents, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated by, or the performance by Vento and the Shareholders of any of their obligations under, this Agreement, or which may become reasonably necessary or desirable in connection with any of the foregoing, in each case upon terms and conditions reasonably satisfactory to SPSS and its counsel.

         8.2 Closing Returns. SPSS will cooperate with the Shareholders to file, or cause to be prepared and filed, on a timely basis all income tax returns of Vento due after the Closing Date and attributable to periods ending on or before the Closing Date, including without limitation, federal and state income tax returns for the short period ending on the Closing Date (the "Closing Returns"). SPSS shall, subject to the review and approval of the Shareholders, direct the preparation and filing of the Closing Returns.

         8.3  Access to Information.

         (a) Vento shall allow SPSS to have complete access at all reasonable times to its officers, employees, agents, properties, books and records, and shall furnish SPSS all financial, operating and other data and information as SPSS, through its officers, employees or agents, may reasonably request.



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


         (b) No investigation pursuant to this Section 8.3 shall affect, add to or subtract from any representations or warranties or the conditions to the obligations of the parties hereto to effect the Acquisition.

         8.4 Further Assurances. The Shareholders shall from time to time, at the request of SPSS and without further cost or expense to SPSS, execute and deliver such other documents and take such other actions as shall be reasonably necessary or appropriate to consummate fully the transactions contemplated hereby.


                                   ARTICLE IX

                                COVENANTS OF SPSS

         SPSS covenants as follows:

         9.1 Required Filings. SPSS agrees to use all reasonable efforts to make all registrations, filings and applications, and give all notices and obtain all governmental and other consents, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated by, or the performance by SPSS of any of its obligations under, this Agreement, or which may become reasonably necessary or desirable in connection with any of the foregoing, in each case upon terms and conditions reasonably satisfactory to Vento and its counsel.

         9.2 Retention of Records. After the Closing Date, SPSS will retain all of Vento's books and records in their possession in accordance with SPSS's policies for retention of its own books and records, and in accordance with applicable law and upon reasonable notice and during SPSS's regular business hours and at reasonable intervals, will provide the Shareholders, and their respective agents and representatives designated in writing, access to such books and records, concerning periods prior to the Closing Date.

         9.3 Severance Packages. Within a reasonable time after the Closing Date, SPSS shall provide its standard severance package to any Vento employees who are not retained for employment with SPSS. Such package shall consist of two weeks of severance pay, plus one additional week of severance pay for each full year of employment with Vento.

         9.4 Employment Agreements. At the Closing, SPSS and David Blyer and John Gomez, respectively, shall enter into employment agreements substantially in the forms attached hereto as Exhibit B.

         9.5 Cooperation/Audits. In connection with the preparation of returns, audit examinations and any administrative or judicial proceedings relating to tax liabilities imposed on Vento or the Shareholders, or any of them, for any pre-Closing periods, SPSS and the

Shareholders will cooperate fully with each other in good faith and SPSS shall promptly notify the Shareholders of any inquiries, claims or assessments, audits or similar events regarding any taxes in relation to pre-Closing periods. SPSS shall have exclusive authority to represent the interests of Vento with respect to any proceeding before any taxing authority or any court and the sole right to extend or waive the statute of limitations and to control the defense, compromise or resolution of any Vento tax matters. The foregoing notwithstanding, however, SPSS shall not enter into any settlement of any contest or otherwise compromise any issue that affects or may reasonably be anticipated to affect the tax liability of Vento or any of the Shareholders with respect to any pre-Closing period for which indemnification may be sought without in each instance obtaining the prior written consent of the particular Shareholder or Shareholders in question, which consent will not be unreasonably withheld. SPSS shall allow the Shareholders to observe all proceedings and keep the Shareholders reasonably informed regarding the commencement, status and nature of any Vento tax matters. SPSS shall in good faith allow the Shareholders to make comments to SPSS regarding the conduct of or positions taken in any such proceeding.

         9.6 Further Assurances. SPSS shall from time to time execute and deliver such other documents and take such other actions as shall be reasonably necessary or appropriate to consummate fully the transactions contemplated hereby.


                                    ARTICLE X

                                MUTUAL COVENANTS

         Each of the parties hereto covenants as follows:

         10.1 Confidentiality. Except as otherwise required by law or pursuant to proceedings before a court of competent jurisdiction, and then only to the extent specifically required by such proceedings, and except for public announcements of the transactions contemplated hereby on the advice of counsel, each of the parties agrees not to (i) disclose any Confidential Information (defined hereinbelow) of any other party, or the terms of this Agreement, to any individual or entity (other than its directors, officers, employees, agents and representatives with a need to know such Confidential Information in order to consummate the transactions contemplated hereby and then only if reasonable steps are taken with such parties to preserve the confidentiality thereof) or
(ii) use any Confidential Information for any purpose other than, with respect to SPSS, operating the acquired business. "Confidential Information" shall mean any secret or confidential information of the software business, Vento or SPSS, including, but not limited to, customer information, financial information, technical information, details or information concerning contracts, trade secrets, marketing information or any other data, information or proprietary information of or relating to the software business, Vento or SPSS or any affiliate thereof, or their respective products or services. No obligations shall exist under this Agreement with respect to Confidential Information that
(i) is publicly known or available at the time of the disclosure or becomes publicly known or available through no wrongful act or failure of Vento, the Shareholders or SPSS, (ii) is disclosed by a third party which does not have a confidential relationship with either Vento, the Shareholders or SPSS, and which was rightfully acquired by third party, or (iii) is legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process, provided that the parties hereto provide prompt notice of any such subpoena, summons, order or other judicial or governmental process to such other parties of the Confidential Information, so as to allow the parties an opportunity to oppose such process.

         10.2 Consistent Tax Reporting. The parties agree for tax purposes to report the transactions contemplated by this Agreement, and to treat any subsequent related transactions or items, in a manner consistent in all respects with the terms and provisions of this Agreement. Each party shall cooperate with the other parties as reasonable and appropriate for all relevant tax purposes relating to the transactions contemplated by this Agreement.

         10.3 Cooperation. The parties agree to cooperate with each other in good faith for all other reasonable purposes after the Closing, including with respect to any audit by any taxing authority of any of the income tax or other tax returns of Vento.

                                   ARTICLE XI

                       CONDITIONS TO OBLIGATIONS OF VENTO
                              AND THE SHAREHOLDERS

         The obligations of Vento and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions:

         11.1 Representations and Warranties. The representations and warranties of SPSS shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         11.2 Performance. SPSS shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

         11.3 Filings; Consents: Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by and the performance by SPSS of its obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated.

         11.4 No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental body in effect which restricts or prohibits the consummation of the transactions contemplated by this Agreement.

         11.5 Pooling. Vento shall have received from Horkey & Associates, P.A. a letter dated as of the Closing Date, in form and substance reasonably acceptable to SPSS, stating that Vento qualifies for pooling of interests accounting treatment under generally accepted accounting principles and applicable SEC rules and regulations. No action shall have been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

         11.6 Intentionally Omitted.

         11.7 Legal Opinion. The Shareholders shall have received the written opinion dated the Closing Date of Ross & Hardies substantial in the form attached hereto as Exhibit C.

         11.8 Employment Agreements. SPSS and David Blyer and John Gomez, respectively, shall enter into employment agreements substantially in the forms attached as Exhibit B.

         11.9 Closing Documents. All documents required to be delivered by SPSS to Vento and the Shareholders at Closing under Article XIII shall have been delivered at Closing.

         11.10 No Litigation. No action, suit or proceeding shall have been instituted or threatened by any person, entity or any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by SPSS of their respective obligations under, this Agreement or which seeks other relief with respect to any of such transactions.

         11.11 Board of Director Approval. This Agreement and the Acquisition shall have been approved and adopted by the consent of the Board of Directors of SPSS in accordance with applicable law and the Articles of Incorporation and By-laws of SPSS.

         11.12 Affiliates and Certain Stockholders. (a) Prior to the Closing Date, SPSS shall identify all persons who are "affiliates" of SPSS for purposes of applicable interpretations regarding the pooling-of-interests method of accounting (the "SPSS Affiliates"). SPSS shall use its best efforts to cause each such person to deliver to SPSS on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit F hereto. If the Acquisition would otherwise qualify for pooling-of-interests accounting treatment, SPSS common stock shall not be transferable by SPSS Affiliates until the date financial results covering at least thirty (30) days of post-combination operations of SPSS and Vento have been published within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 11.12, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any Shares of SPSS held by SPSS Affiliates shall not be transferable, regardless of whether each such SPSS Affiliate has provided the written agreement referred to in this Section 11.12, if such transfer, either alone or in the aggregate with other transfers by SPSS Affiliates, would preclude SPSS's ability to account for the business combination to be effected by the Acquisition as a pooling of interests. SPSS shall not register the transfer of any certificate representing capital stock of SPSS, unless such transfer is made in compliance with the foregoing. SPSS has advised the SPSS Affiliates of the provisions of this Section 11.12 and such SPSS Affiliates have agreed to abide by the terms of this Section 11.12.


                                   ARTICLE XII

                        CONDITIONS TO OBLIGATIONS OF SPSS

         The obligation of SPSS to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions:

         12.1 Representations and Warranties. The representations and warranties of Vento and the Shareholders shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         12.2 Performance. Vento shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

         12.3 Filings: Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind listed on Schedule 5.5 hereto or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by, and the performance by Vento and the Shareholders of their respective obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated, in each case upon terms and conditions reasonably satisfactory to SPSS.

         12.4 No Litigation. No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by Vento or the Shareholders of their respective obligations under, this Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of Vento. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

         12.5 Legal Opinion. SPSS shall have received the written opinion, dated the Closing Date, of Buckingham, Doolittle & Burroughs, LLP, substantially in the form attached hereto as Exhibit D.

         12.6 Due Diligence Investigation. SPSS shall have completed a due diligence investigation of Vento, the results of which shall have been satisfactory to SPSS in its sole discretion.

         12.7 Pooling. SPSS shall have received from KPMG LLP a letter dated as of the Closing Date, in form and substance reasonably acceptable to SPSS, and stating that the transactions to be effected hereunder may be accounted for as a pooling of interests by SPSS for purposes of its consolidated financial statements under generally accepted accounting principles and applicable SEC rules and regulations. No action shall have been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

         12.8 Shareholder Approval. This Agreement and the Acquisition shall have been approved and adopted by the consent of the Shareholders in accordance with applicable law and the Articles of Incorporation and By-laws of Vento.

         12.9 Affiliates and Certain Stockholders. (a) Prior to the Closing Date, Vento shall deliver to SPSS a letter identifying all persons who are "affiliates" of Vento for purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Vento shall use its best efforts to cause each such person to deliver to SPSS on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit E hereto. If the Acquisition would otherwise qualify for pooling-of-interests accounting treatment, shares of SPSS Common Stock issued to such affiliates of Vento in exchange for Shares of Vento shall not be transferable until the date financial results covering at least thirty (30) days of combined operations of SPSS and Vento have been published within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 12.9, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any Shares of Vento held by such affiliates shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section 12.9, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude SPSS's ability to account for the business combination to be effected by the Acquisition as a pooling of interests. Vento shall not register the transfer of any certificate representing capital stock of Vento, unless such transfer is made in compliance with the foregoing. Except as provided in Section 4.1 hereof, SPSS shall not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of the SPSS Common Stock by such affiliates. Vento has advised the affiliates of the provisions of this Section 12.9 and such affiliates have agreed to abide by the terms of this Section 12.9.

         12.10 Delivery. At the Closing, the documents referenced in Article XIII shall be delivered to SPSS.


                                  ARTICLE XIII

                               CLOSING DELIVERIES

         The following deliveries shall be made at the Closing:

         13.1 Delivery of Certificates for Total Shares and Acquisition Stock. The Shareholders shall deliver to SPSS the Shares, together with executed stock powers endorsed as directed by SPSS for both the Shares and the Escrowed Shares, and SPSS shall deliver to the Shareholders the Acquisition Stock (less the Escrowed Shares), and to the Escrow Agent, the Escrowed Shares and related stock powers as described above.

         13.2 Books and Records. Vento shall have caused to be delivered to SPSS all of Vento's books and records, including without limitation the stock transfer and minute books and financial records. The Shareholders shall have the right to retain copies of Vento's books and records with respect to all periods through the Closing Date.

         13.3 Legal Opinions. Vento shall cause to be delivered to SPSS the written legal opinion of Buckingham, Doolittle & Burroughs, LLP, in substantially the form attached hereto as Exhibit D. SPSS shall cause to be delivered to the Shareholders the written legal opinion of Ross & Hardies in substantially the form attached hereto as Exhibit C.

         13.4 Consents. Vento shall deliver to SPSS all consents and approvals required in connection with the performance by Vento of its obligations under this Agreement and the consummation by Vento of the transactions contemplated hereby. SPSS shall deliver to Vento and the Shareholders all consents and approvals required in connection with the performance by SPSS of its obligations under this Agreement and the consummation by SPSS of the transactions contemplated hereby.

         13.5 Closing Certificates. Vento shall deliver, or cause to be delivered, to SPSS such closing certificates and documents as SPSS and its counsel shall reasonably request. SPSS shall deliver or cause to be delivered to the Shareholders such closing certificates as the Shareholders and their counsel shall reasonably request.

         13.6 Charter: Good Standing Certificates. Vento shall cause to be delivered to SPSS Vento's Articles of Incorporation, as amended to the Closing Date, certified by the Secretary of State of the State of Florida, and good standing and tax certificates from such office, as well as from each other jurisdiction in which Vento is required to be qualified.

         13.7 Resignations of Vento's Officers and Directors. Vento shall have caused to be delivered to SPSS resignations, operative as of the Closing Date, of all the officers and directors of Vento.

         13.8 Performance. The parties hereto shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by them on or before the Closing Date.

         13.9 Escrow Agreement. SPSS and the Shareholders and the Escrow Agent shall have executed the Escrow Agreement for the Escrowed Shares substantially in the form attached hereto as Exhibit A.

         13.10 Employment Agreements. SPSS and David Blyer and John Gomez, respectively, shall have executed and delivered each to the other the Employment Agreements.

         13.11 General Release. Vento shall deliver to SPSS an executed General Release of Obligation and Waiver of Rights in the form attached hereto as Exhibit G from each of such Vento employees, consultants and contractors as are listed on Exhibit G.

         13.12 Consulting and Licensing Agreements. Vento shall deliver to SPSS executed Consulting and Licensing Agreements by and between Vento and the following persons and entities: Multicar Ltda., Megacar Ltda., Telkom S.A. Ltd., David Slachter, P.A., Catalina Lighting, Hartford Steam Boiler Inspection and Insurance Company and Sun Microsystems, Inc., DBI, John Alden Life Insurance Company and Business Research.

         13.13 Further Assurances. Each party shall deliver, or cause to be delivered, all other documents required to be delivered at the Closing by the other party and shall take all other actions which the other parties may reasonably determine necessary or appropriate in order to consummate fully the transactions contemplated hereby.


                                   ARTICLE XIV

                          SURVIVAL AND INDEMNIFICATION

         14.1 Survival of Representations and Warranties: Covenants. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the Closing Date until the earlier of the first anniversary of the Closing Date or the date of release of results of the first post-acquisition audit of SPSS (the "Earnings Release Date"). All covenants contained herein shall survive until performed fully.

         14.2  Indemnification.

         (a) The Shareholders agree to indemnify and hold SPSS and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing (collectively, the "Representatives") harmless from and against any and all costs, expenses, losses, claims, damages, penalties, fines, liabilities and obligations whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and attorneys' fees and expenses) (individually, a "Loss," and collectively, "Losses") arising out of or relating to (i) any breach of any representation or warranty made by Vento or the Shareholders (A) set forth herein or in any related schedule or (B) set forth in any closing certificate or other document entered into or delivered by Vento or the Shareholders in connection with this Agreement; (ii) any breach of any covenant, obligation or agreement of Vento or the Shareholders contained in this Agreement, or set forth in any closing certificate or other document entered into or delivered in connection with this Agreement; (iii) any intentional fraudulent representation or intentional fraudulent misrepresentation on the part of Vento or the Shareholders, and (iv) any tax liability or obligation asserted against SPSS and arising out of or related to Vento's operations for tax periods ending on or prior to the Closing Date or Vento's or the Shareholders' actions or omissions.

         (b) Without limitation as to the indemnification set forth in subparagraph (a) hereof, the Shareholders agree, to indemnify and hold SPSS and its affiliates and Representatives harmless from and against (i) any Taxes of or incurred by Vento for any taxable year or other period the Return for which was filed or due on or before the Closing Date; (ii) any Taxes incurred by Vento for any taxable year or other period ending on or prior to the Closing Date, the Return for which is filed or due after the Closing Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) as set forth in its most recent balance sheet contained in the Financial Statements;
(iii) the pro-rata share of any Taxes incurred by Vento for any taxable year or other period beginning before and ending after the Closing Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth or included in its most recent balance sheet contained in the Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with Vento's past practice and customs; and (iv) all Taxes of any corporation other than Vento which was at any time prior to the Closing Date a member of an "affiliated group" of corporations that included Vento. For purposes of this Subparagraph 14.2(b), in the case of any taxable period beginning before and ending after the Closing Date, for purposes of determining the amount of liability for Taxes attributable to the portion of the taxable period ending on or before the Closing Date: (A) in the case of sales, use, payroll or excise Taxes or Taxes based upon or related to income, such portion of the taxable period shall be deemed to be a separate taxable year and the Shareholders' liability shall be determined by taking into account all items of income, gain, loss, deduction or credit on a basis consistent with that employed in preparing the federal income tax return of Vento for the taxable year ending on the Closing Date and the relevant state or local tax return for prior years, and (B) in the case of other Taxes, the Shareholders' liability shall equal a pro-rata portion of the liability for taxes for the entire taxable period based on the ratio of the number of days from the beginning of such taxable period through the Closing Date to the total number of days included in such taxable period.

         (c) Subject to the following sentence, the aggregate of all indemnities to be provided to SPSS under this Agreement (an "Indemnification Payment" or "Indemnification Payments") shall not exceed an amount equal to ten percent (10%) of the Total Shares (the "Cap"), and any and all Indemnification Payments to be made to SPSS shall be satisfied solely out of the Escrowed Shares (without recourse to the Shareholders except as set forth in the Escrow Agreement), and with respect to such Cap, each Shareholder's liability with respect thereto shall be limited to such Shareholder's pro rata portion of the Cap, as set forth on Schedule 1.3. Except as otherwise specifically set forth herein, the indemnities provided in this Agreement shall not commence until the cumulative amount of all Losses shall exceed Fifty Thousand Dollars ($50,000.00) in the aggregate (the "Basket"); provided, however, that if the Basket is reached, the indemnities provided for in this Agreement shall apply to all Losses, including, without limitation, the Basket, subject to the Cap. Notwithstanding the foregoing, the Basket and the Cap shall not apply to the indemnities provided in this Agreement for (i) breach of any non-competition or confidentiality obligation contained herein or in any other closing document,
(ii) any failure of title to the Shares,

(iii) any intentional fraud, (iv) any willful misconduct (v) any liability relating to or arising from third party claims which would have been covered by business, property or general liability insurance had such insurance been maintained by Vento in accordance with reasonable business practices, (vi) any liability resulting from the matters described at provision (ii) of Schedule 5.27, or (vii) criminal action on the part of the Shareholders or Vento, and shall not apply to any liability under Subparagraph 14.2(a)(iii), Subparagraph 14.2(a)(iv) or Subparagraph 14.2(b) hereof, and notwithstanding anything contained or implied in this Agreement, the indemnity obligations set forth herein above shall survive the Closing without limitation except as provided by the applicable statute of limitations (including any extension of said statute of limitations) or as otherwise explicitly limited by the terms of this Agreement.

         (d) Anything in this Agreement to the contrary notwithstanding, the Shareholders shall have no obligation to indemnify or hold harmless SPSS, its affiliates and Representatives against any Loss to the extent of any insurance proceeds actually received by SPSS, its affiliates and Representatives in connection with any such Loss, net of applicable deductibles, taxes and costs and expenses of submitting to and pursuing against the insurer claims therefor, including, without limitation, reasonable attorneys' fees. In the event SPSS, its affiliates and/or Representatives (as applicable) have insurance covering a Loss, such party shall make a good faith effort to claim and recover against the applicable insurer for any such Loss.

         (e) Notwithstanding anything to the contrary contained or implied in this Agreement, or in any schedule, exhibit (except the Employments Agreement as provided in subparagraph 14.2(g) herein) or certificate executed or delivered in connection with this Agreement, except for the Shareholders' respective obligations to indemnify SPSS as expressly set forth in Sections 4.5 and 14.2 of this Agreement, in no event shall Vento or the Shareholders or any of them be liable to SPSS or any of its affiliates or any of their respective Representatives, or any other person or entity for any damages whatsoever, whether direct damages or indirect damages (including, without limitation, any special, incidental, consequential or any other indirect damages) or any punitive damages, under any theory or theories of liability or cause or causes of action arising out of or relating to this Agreement or any schedule, exhibit (except the Employment Agreements as provided in subparagraph 14.2(g) herein) or certificate executed or delivered by Vento or the Shareholders or any of them in connection with this Agreement or the Acquisition. Subject to the limitations of
Section 14.2(f), nothing herein shall prevent SPSS from seeking the equitable remedy of specific performance against the Shareholders for the performance of their respective obligations under this Agreement.

         (f) Subject to the provisions of Section 14.2(c), notwithstanding anything to the contrary contained or implied in this Agreement or in any schedule, exhibit (except the Employment Agreements as provided in subparagraph 14.2(g) herein) or certificate executed, entered into or delivered in connection with this Agreement, in no event shall any of the Shareholders be liable to SPSS or any of its affiliates or any of their respective Representatives, nor shall SPSS or any of its affiliates or their respective Representatives have any right to recover against any Shareholder, any sum or sums, or to specifically enforce performance of any covenant or obligation of any Shareholder under this Agreement or under any schedule, exhibit (except the Employment Agreements as provided in subparagraph 14.2(g) herein) or certificate hereto, which sums (and/or expense to any such Shareholder in the event of specific performance) in the aggregate exceed, with regard to each of the respective Shareholders, an amount equal to the value of that number of Total Shares actually received by that particular Shareholder under this Agreement. For purposes of this provision 14.2(f), the value of that number of the Total Shares received by the respective Shareholders under this Agreement shall be calculated using the closing price for SPSS Common Stock as of the Closing Date as published in the Wall Street Journal.

         (g) Nothing in subparagraphs 14.2(e) or 14.2(f) hereof is intended nor shall be construed as amending the Employment Agreements or modifying any rights of any party to the Employment Agreements arising under the Employment Agreements.

         14.3 Indemnification by SPSS. Subject to an amount equal to the Cap, SPSS agrees to indemnify and hold Vento and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing harmless from and against any and all Losses relating to (i) any breach of any representation or warranty of SPSS set forth herein or in any related schedule, or set forth in any closing certificate or other document entered into or delivered by SPSS in connection with this Agreement; (ii) any breach of any covenant, obligation or agreement of SPSS contained in this Agreement or in any other closing document and (iii) any fraudulent representation or intentional misrepresentation on the part of SPSS, unless the claim or cause of action with respect thereto arises out of or is related to actions or omissions of Vento or the Shareholders prior to the Closing Date.

         14.4  Indemnification Procedure. (a) An indemnified party under this
Article XIV shall give prompt written notice to the indemnifying party (when and to the extent that the indemnified party has actual knowledge thereof) of any condition, event or occurrence or the commencement of any action, suit or proceeding for which indemnification may be sought, and through counsel reasonably satisfactory to the indemnified party, the indemnifying party shall assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense; and provided, further, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the indemnifying party, if, under applicable canons of ethics, joint representation of the indemnifying party and the indemnified party presents a conflict of interest.

         In any event, if the indemnifying party fails to assume the defense within a reasonable time, the indemnified party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for hereunder. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interests of the indemnifying party without the prior written consent of the indemnifying party (which shall not be unreasonably withheld or delayed); provided, however, that the indemnified party may settle any claim or cause of action without the indemnifying party's consent, but in such case the indemnifying party shall not be required to reimburse the indemnified party for its Losses except and to the extent that a court of competent jurisdiction finally determines on appeal that indemnifying party must indemnify the indemnified party therefor. Notwithstanding anything in this Section 14.4 to the contrary, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the indemnified party other than as a result of money damages or other money payments. The indemnifying party shall pay all expenses, including attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity provided for hereunder.

         (b) In the case of any proposed or actual assessment of tax liabilities for which SPSS is entitled to indemnification from the Shareholders as provided in Section 14.2(b), SPSS shall give written notice to the Shareholders as provided in subparagraph (a) hereof and shall contest such proposed or actual assessment through the administrative review or appeal procedures available under the relevant tax laws and regulations, provided, however, that SPSS shall not be required to contest such proposed or actual assessment unless the Shareholders shall first provide an opinion of counsel, reasonably acceptable to SPSS, stating that the Shareholders have a reasonable basis for their position. SPSS shall keep the Shareholders fully informed as to the progress of such contest. If at any point prior to the termination of the administrative review process, the Shareholders notify SPSS in writing that they are willing to accept a settlement proposed by the IRS with respect to such proposed or actual assessment of tax liabilities, SPSS will settle the proposed or actual tax assessment, and SPSS shall immediately be entitled to prorata indemnification from the Shareholders, in the proportions set forth on Schedule 1.3, and subject to the Cap. If the Shareholders never elect to request SPSS to settle and such administrative review process is unsuccessful at eliminating the proposed tax, SPSS shall be entitled to pay the tax (and any penalties and interest) and be entitled to indemnification from the Shareholders; provided, that if within ten (10) days of receipt from SPSS of notice that it is paying the tax, the Shareholders notify SPSS of their desire to contest the proposed or assessed tax deficiency in the courts, the Shareholders shall be entitled to do so provided that (a) if the proposed or actual tax deficiency is contested in tax court, the Shareholders shall pay from their own sources any amount of taxes, penalties and interest determined to be due and (b) if the proposed or actual tax deficiency is contested by suit for refund in any other court, funds shall be provided to SPSS and SPSS shall pay the tax and if the outcome of the contest determines that the tax paid should be refunded, such refund shall be returned to the Shareholders. Any contest (whether during the administrative review process or otherwise) shall be conducted at the sole cost and expense of the Shareholders.

                                   ARTICLE XV

                        TERMINATION, AMENDMENT AND WAIVER

         15.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Shareholders of
Vento:

         (a) by mutual consent of the respective Boards of Directors of SPSS and Vento;

         (b) by Vento or SPSS if a material breach of any provision of this Agreement has been committed by the other party and such breach is not waived by the nonbreaching party;

         (c) by SPSS, if the conditions set forth in Section XI hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Vento on or before December 31, 1999; or

         (d) by Vento, if the conditions set forth in Section XII hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by SPSS or before December 31, 1999; or

         (e) by SPSS or Vento if the Acquisition shall not have been consummated on or before December 31, 1999 or such later date as the parties hereto agree in writing.

         15.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall hereafter become void and there shall be no liability or further obligation on the part of Vento, the Shareholders or SPSS or their respective officers or directors, except as set forth in Section 10.1 and Section 16.3 and except that nothing herein will relieve any party from liability for breach of this Agreement.


                                   ARTICLE XVI

                                  MISCELLANEOUS

         16.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties.

         16.2 Waiver of Compliance. Any failure of Vento or the Shareholders on the one hand, or SPSS, on the other, to comply with any obligation herein may be expressly waived hereunder, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver must be in writing and duly executed by the appropriate parties.

         16.3 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the parties hereto agree that all fees and expenses up to $75,000.00 incurred by Vento or the Shareholders, on the one hand, and all fees and expenses of SPSS, on the other, in connection with this Agreement and the transactions and other actions contemplated thereby or taken in connection therewith, shall be borne by Vento, and by SPSS, respectively, including, without limitation, all fees of counsel and accountants (without any adjustment of the Purchase Price, Total Shares or indemnification by the Shareholders); provided, however, that SPSS agrees to pay the fees incurred by KPMG LLP if an audit of Vento's financial statements is required; and provided further that fees and expenses of Vento and the Shareholders in excess of $75,000.00 shall be paid by SPSS and the Purchase Price adjusted accordingly.

         16.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by facsimile transmission (receipt confirmed), one day after being sent by recognized overnight courier or delivery service, freight prepaid, or five days after being mailed, certified or registered mail, postage prepaid, return receipt requested:

         (a)   If to Vento or the Shareholders to:

                        Vento Software, Inc.
                        1111 Park Center Boulevard, Suite 300
                        Miami, Florida 33169
                        Attention: Mr. David Blyer
                        Facsimile No.: 305-625-5554

                        with a copy to:

                        Buckingham, Doolittle & Burroughs, LLP
                        4800 North Federal Highway, Suite 104A
                        Boca Raton, Florida 33431
                        Attention: Solomon B. Zoberman, Esq.
                        Facsimile No.: 561-338-2127

or to such other person or address as Vento or the Shareholders shall furnish to SPSS in writing by notice given in the manner set forth in (a) above.

         (b)   If to SPSS, to:

                        SPSS Inc.
                        233 South Wacker Drive, 11th Floor
                        Chicago, Illinois 60606
                        Attention: Mr. Edward Hamburg

                        Facsimile No.: 312-651-3558

                        with a copy to:

                        Ross & Hardies
                        150 North Michigan Avenue, Suite 2500
                        Chicago, Illinois 60601
                        Attention: Lawrence R. Samuels, Esq.
                        Facsimile No.: 312-750-8600

or to such other person or address as SPSS shall furnish to Vento in writing by notice given in the manner set forth above.

         16.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that SPSS may assign its rights and obligations under this Agreement to any other entity wholly owned by SPSS. If such assignment shall be made by SPSS, the assignee shall be entitled to all of the rights and shall assume all of the obligations of SPSS hereunder, provided, that SPSS shall remain liable for and guarantee the performance of such entity's obligations under this Agreement, and the Acquisition Stock shall consist of SPSS Common Stock as if such assignment had not occurred.

         16.6 Publicity. Neither Vento nor the Shareholders, nor SPSS shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public, without the prior written consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by law, the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

         16.7 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         16.8 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

         16.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. The parties hereto expressly submit themselves to the non-exclusive jurisdictions of the State and

Federal Courts of Delaware for the resolution of any disputes which may arise under or with respect to compliance with this Agreement. In any action or actions brought by SPSS, any of its affiliates or Representatives, against one or more Shareholders, SPSS, such affiliate or Representative shall have the right to join any or all of such Shareholders in a single action.

         16.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.11 Third Parties. Nothing herein shall be construed to confer upon or give to any party other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         16.12 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, covenants, representations or warranties, whether oral or written, by any party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

                              VENTO SOFTWARE, INC., Florida corporation


                              By:_______________________________________________
                                    Name:
                                    Title:



                              __________________________________________________
                              DAVID BLYER



                              __________________________________________________
                              JOHN GOMEZ



                              __________________________________________________
                              JOHN PAPPAJOHN




                              SPSS INC., a Delaware corporation



                              By:_______________________________________________
                                    Jack Noonan
                                    President and Chief Executive Officer

                     LIST OF OMITTED SCHEDULES AND EXHIBITS

Sch. 1.3          Allocation of Purchase Price
Sch. 5.3          Allocation of Vento's capital stock
Sch. 5.5          Vento Consents/Approvals
Sch. 5.7          Financial Statements
Sch. 5.8          Vento Liabilities/Debt
Sch. 5.9          Certain Changes or Events
Sch. 5.11(a)      Real Property
Sch. 5.11(b)      Personal Property
Sch. 5.12         Intellectual Property
Sch. 5.14(a)      Standard Form Contracts
Sch. 5.15         Third Party Rights in Source Code
Sch. 5.16         License Agreements (Vento as licensee)
Sch. 5.17         Technical Documentation
Sch. 5.18         Third-Party Licenses
Sch. 5.20         No Virus
Sch. 5.23         Products Liability and Warranty Claims
Sch. 5.24         Insurance Policies
Sch. 5.25         Litigation and Administrative Proceedings
Sch. 5.26.2       Extensions for Tax Returns
Sch. 5.26.9       Prior Consolidated Groups
Sch. 5.27         Compliance with Laws
Sch. 5.28         Environmental Matters
Sch. 5.29         Employee Benefit Plans
Sch. 5.29.6       Funded Benefit Obligations
Sch. 5.30         Licenses and Permits
Sch. 5.33         Employment Contracts
Sch. 5.35         Related Transactions
Sch. 5.34         Employee Claims
Sch. 5.37         Foreign Assets
Sch. 5.39         Bank Accounts; Safe Deposit Boxes
Ex. A             Form of Escrow Agreement
Ex. B             Form of Employment Agreement
Ex. C             Form Legal Opinion of R&H
Ex. D             Form of Legal Opinion of BD&B
Ex. E             Form of Vento Affiliate Letter
Ex. F             Form of SPSS Affiliate Letter
Ex. G             Form of General Release of Obligation and Waiver of Rights by
                  Vento Employees